UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 8, 2007

SYNTROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-21911	73-1565725
(State or jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4322 South 49th West Avenue Tulsa, Oklahoma	74107
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 592-7900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2007, Syntroleum International Corporation (“Syntroleum International”), a direct wholly owned subsidiary of Syntroleum Corporation (“Syntroleum”), and Syntroleum have agreed to enter into a second amendment deed (the “Second Amendment”) with African Energy Equity Resources Limited (“AEER”), a direct wholly owned subsidiary of Energy Equity Resources (Norway) Limited (“EERNL”), and EERNL. The Second Amendment will amend the terms and conditions of the share sale and purchase agreement that the parties entered into on January 19, 2007 and the terms and conditions of the first amendment deed the parties entered into on March 30, 2007. Under the Second Amendment, instead of paying $2 million by April 4, 2007 and $8,171,802 by May 2, 2007, AEER will pay Syntroleum International $2 million by April 4, 2007 (which sum has been paid and received), $1 million by May 8, 2007 and $7,171,802 by June 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNTROLEUM CORPORATION

Date: May 8, 2007	By:	/s/ Richard L. Edmonson
Richard L. Edmonson Senior Vice President, General Counsel and Corporate Secretary